Exhibit 99.1

Morlex Announces Failure to Comply with Eligibility Rule

SAN DIEGO, June 26, 2008, -- Morlex, Inc. (OTC Bulletin Board: MORX.OB - News), a leading innovator in direct-to-consumer internet marketing announced today that it is non-compliant with NASD Rule 6530 (the “Eligibility Rule”) as a result of the failure to timely file its Quarterly Report on form 10-Q for the fiscal quarter ended March 31, 2008 (the “March 31, 2008 10Q”).

As a result of the Company’s non-compliance with the Eligibility Rule by the close of business on June 20, 2008, the Company expects that its common stock will be removed from the over-the-counter bulletin board (the “OTCBB”).

The reason the Company was unable to comply with the Eligibility Rule is due to the complex accounting issues involved in accounting for the Company’s acquisitions of RightSide Holdings, Inc., Duncan Media Group, inc. and All Ad Acquisition, Inc. on February 14, 2008 (the “Acquisitions”) and certain related financial statements dating back to 2006. The Company’s current auditing firm has advised the Company that, due to the complexity of issues and a change in accounting firms, further work is required to complete the audit of the financial statements of the companies included in the Acquisitions. Such companies have previously been audited by a different accounting firm, and the current accounting firm is not relying on the existing audited financials. As a result, Morlex has been unable to timely amend its current report on Form 8-K filed on February 14, 2008 to supplement the financial statements included therein with the December 31, 2007 audited financial statements for the companies included in the Acquisitions, or to complete the related work on the financial statement to be included in the March 31, 2008 10-Q. The Company intends to re-list on the OTCBB as soon as it is able to achieve ongoing compliance with the Eligibility Rule.

Jason Kulpa, CEO of Morlex, commented that, “We are disappointed that we have not been able to timely file our Form 10-Q for the March 31, 2008 quarter, and the amended 8K related to the Acquisitions, but we want to stress that our business is fundamentally solid. Over the last two quarters we were busy completing acquisitions, but the businesses that we acquired offer tremendous synergies and operating leverage to our Company, and we look forward to demonstrating that through our financial results. We are confident that we are building a differentiated online media publishing and advertising company that is better positioned than ever before for growth.”

About Morlex
Morlex, Inc. (OTC Bulletin Board: MORX.OB - News) is a San Diego-based internet marketing firm that reaches millions of consumers through proprietary technology using email, portals, SEO technologies, voice broadcasting and advertising network affiliations. LeadX, the company’s proprietary lead management software, enables users to more effectively manage higher volumes of leads and maximize ROI through greater marketing efficiency. Morlex recently acquired Ad Authority and intends to change its name to Ad Authority, Inc.. For more information please visit http://www.adauthority.com.

Certain statements in this document and elsewhere by Morlex are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such information includes, without limitation, the business outlook, assessment of market conditions, anticipated financial and operating results, strategies, future plans, contingencies and contemplated transactions of the company. Such forward-looking statements are not guarantees of future performance and are subject to known and unknown risks, uncertainties and other factors which may cause or contribute to actual results of company operations, or the performance or achievements of the company or industry results, to differ materially from those expressed, or implied by the forward-looking statements. In addition to any such risks, uncertainties and other factors discussed elsewhere herein, risks, uncertainties and other factors that could cause or contribute to actual results differing materially from those expressed or implied for the forward- looking statements include, but are not limited to fluctuations in demand; changes to economic growth in the U.S. economy; government policies and regulations, including, but not limited to those affecting the Internet. Morlex undertakes no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise. Actual results, performance or achievements could differ materially from those anticipated in such forward-looking statements as a result of certain factors, including those set forth in Morlex Inc.’s filings with the Securities and Exchange Commission.

Investor Relations:
Todd M. Pitcher
Hayden Communications, Inc.
Phone: 858-518-1387